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                                                                 Exhibit 3.1(d)

                                    FORM OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CLASSIC COMMUNICATIONS, INC.

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                    Pursuant to Sections 228, 242 and 245 of
                      the Delaware General Corporation Law

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         Classic Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  (1) The name of the Corporation is Classic Communications,
Inc.

                  (2) The date of filing of the Corporation's original certificate of incorporation with the Secretary of State is October 4, 1995 under the name Classic Telecommunications Corp.

                  (3) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and adopted by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation, in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law.

                  (4) The Corporation's Certificate of Incorporation, as heretofore amended, is hereby restated, integrated and amended to read in its entirety as follows:

         FIRST: Name. The name of the Corporation is Classic Communications,
Inc.


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         SECOND: Registered Agent. The address of the registered office of the
Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is Corporation Service Company.

         THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corpora tion Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

         FOURTH: Authorized Capital Stock. The total number of shares of stock which the Corporation shall be authorized to issue is [145,000,000]. Such shares shall be divided into [10,000,000] shares of Preferred Stock, $.01 par value per share (the "Preferred Stock") and [135,000,000] shares of Common Stock (the "Common Stock"), $.01 par value per share, which shall be further divided into two classes, [130,000,000] of which shall have voting rights, $.01 par value per share ("Voting Common Stock"), and [5,000,000] of which shall have no voting rights, except as may be required by law, $.01 par value per share ("Nonvoting Common Stock"). The shares of Voting Common Stock shall be further divided into two classes, consisting of [30,000,000] shares of Class B Voting Common Stock, $.01 par value per share ("Class B Voting Common Stock"), and [100,000,000] shares of Class A Voting Common Stock, $.01 par value per share ("Class A Voting Common Stock").

                  Upon the effectiveness of this Amended and Restated Certificate of Incorporation (this "Certificate") pursuant to the DGCL (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Voting Common Stock, $.01 par value, then issued (including shares held in the treasury of the Corporation), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Class B Voting Common Stock. Any stock certificate that, immediately prior to the Effective Time, represents shares of Voting Common Stock, $.01 par value, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class B Voting Common Stock equal to the number of shares of Voting Common Stock represented by such certificate prior to the effective time. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder who would be entitled to receive a share of Class B Voting Common Stock.



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         FIFTH:  Preferred Stock.  Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution(s) or such certificate(s) of designations providing for the issuance of such Preferred Stock from time to time.

                  Each series of Preferred Stock:

                  i. may have such number of shares;

                  ii. may have such voting powers or may be without voting powers;

                  iii. may be subject to redemption at such time or times and at such price;

                  iv. may be entitled to receive dividends (which may be cumula tive or noncumulative) at such rate or rates, or such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                  v. may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

                  vi. may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class or of any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with adjustments;

                  vii. may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  viii. may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of stock of any class; and



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                  ix. may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as in such instance is stated in the resolution(s) of the Board of Directors or such certificate(s) of designations providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution(s) or such certificate(s) of designations, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corpora tion, or which, if convertible or exchangeable, have been converted into or ex changed for shares of stock of any other class or classes will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution(s) or such certificate(s) of designations of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolu tion or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

         SIXTH: Common Stock.

                  (1) Rights Generally. Except as otherwise provided in this Certificate, each share of Class A Voting Common Stock, Class B Voting Common Stock, and Nonvoting Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

                  (2) Voting Rights. Subject to the rights of the Preferred Stock or any series thereof, the holders of Voting Common Stock will have the exclusive right to vote, together as a single class, for the election of directors and for all other matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may be required by the DGCL or as otherwise specified in this Certificate. On all matters to be voted on by the Corporation's stockholders, the holders of the Class B Voting Common Stock shall each have ten (10) votes per share of Class B Voting Common Stock held by them and the holders of the Class A Voting Common Stock shall each have one (1) vote per share of Class A Voting Common Stock held by them. The Corporation, by action of its Board of


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Directors and the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote, may increase or decrease the number of authorized shares of Common Stock or Preferred Stock of the Corporation (but not below the number of shares of Common Stock or Preferred Stock, respec tively, then outstanding or reserved for issuance upon the conversion of shares of Class B Voting Common Stock) irrespective of the provisions of Section 242(b)(2) of the DGCL; PROVIDED, HOWEVER, that any increase or decrease to the number of authorized shares of Class B Voting Common Stock shall, in addition to the foregoing, require the affirmative vote of the holders of a majority of the voting power of the Class B Voting Common Stock, voting as a separate class. The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Voting Common Stock, require proof as set forth below that the shares of Class B Voting Common Stock held by such holder have not been converted into shares of Class A Voting Common Stock. The holders of the Nonvoting Common Stock shall have no right to vote on any matter, except as may be required by law, and if required by law, the holders of the Nonvoting Common Stock shall each have one (1) vote per share of Nonvoting Common Stock held by them.

                  (3) Dividends and Distributions. Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise. If and when dividends on the Common Stock are declared and payable from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Common Stock shall be entitled to share equally, on a per share basis, in such dividends, except that dividends or other distributions payable on the Common Stock in shares of any authorized class or series of capital stock of the Corporation may be made (in each case as determined in the sole discretion of the Board) (a) in shares of Class A Voting Common Stock to the holders of Class A Voting Common Stock, (b) in shares of Class B Voting Common Stock to the holders of Class B Voting Common Stock, (c) in shares of Class A Voting Common Stock or Nonvoting Common Stock (in each case as determined in the sole discretion of the Board) to the holders of Nonvoting Common Stock, or (d) in any other authorized class or series of capital stock to the holders of all three classes of the Common Stock. In no event will shares of any of the three classes of Common Stock be split, divided or combined unless the outstanding shares of the other classes of Common Stock shall be proportionately split, divided or combined. In the event of a transaction as a result of which the shares of Class A Voting Common Stock are converted into or exchanged for one or more other securities,


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cash or other property (a "Class A Conversion Event"), then from and after such
Class A Conversion Event, a holder of Class B Voting Common Stock shall be entitled to receive, upon the conversion of such Class B Voting Common Stock pursuant to paragraph 7 of this Article SIXTH, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Voting Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event. This paragraph shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class
A Conversion Event. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Voting Common Stock; PROVIDED, HOWEVER, that if a share shall be converted after the record date for the payment of a dividend or other distribution on shares of Class B Voting Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Voting Common Stock on the payment date notwithstanding the conversion thereof.

                  (4) Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of Preferred Stock, the remaining net assets of the Corporation will be distributed pro rata to the holders of all three classes of the Common Stock.

                  (5) Merger or Consolidation. In the event of a merger or consoli dation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), all of the holders of Common Stock shall be entitled to receive the same per share consideration; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), (x) the Corpora tion may provide in the applicable merger agreement for the holders of shares of Class B Voting Common Stock receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Voting Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Voting Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Voting Common Stock may be converted or exchanged) and (y) the holders of the Nonvoting Com mon Stock may receive, on a per share basis, non-voting securities with conversion


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rights to receive shares of the voting securities to be received by the holders of Class B Voting Common Stock in such transaction (or options or warrants to purchase non-voting securities or securities convertible into or exchangeable for such non-voting securities).

                  (6) Conversion of Nonvoting Common Stock to Voting Common
Stock.

                  (a) Conversion of Nonvoting Common Stock. Each record holder at the Effective Time of Nonvoting Common Stock or Nonvoting Common Stock issued after the Effective Date to an Initial Holder upon exercise of a warrant or option (each an "Initial Nonvoting Holder") is entitled at any time, and from time to time, to convert any or all of such Initial Nonvoting Holder's shares of Nonvoting Common Stock into the same number of shares of Class B Voting Common Stock; PROVIDED, HOWEVER, that (x) no Initial Nonvoting Holder is entitled to convert any share or shares of Nonvoting Common Stock to the extent that such conversion would be inconsistent with any law or any regulation, rule or other requirement of any governmental authority applicable at the time of such conversion, relating to the direct or indirect ownership, control or power to vote securities of the kind issued by the Corporation and (y) in the event of (i) any Transfer (as hereinafter defined) of any share of Nonvoting Common Stock to any Person other than a Permitted Transferee (as hereinafter defined),
(ii) the first date on which the number of shares of Class B Voting Common Stock then outstanding is less than 5% of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) or (iii) if Brera Classic, LLC and its Permit ted Transferees elect to convert all of the shares of Class B Voting Common Stock then held by them into shares of Class A Voting Common Stock, the right of any Initial Nonvoting Holder to convert any or all of such Initial Nonvoting Holder's shares to Class B Voting Common Stock pursuant to this paragraph 6(b) shall terminate. In addition to the foregoing, each record holder of Nonvoting Common Stock is entitled at any time, and from time to time, to convert any or all of such holder's shares of Nonvoting Common Stock into the same number of shares of Class A Voting Common Stock; provided that no holder of Nonvoting Common Stock is entitled to convert any share or shares of Nonvoting Common Stock to the extent that such conversion would be inconsistent with any law or any regulation, rule or other requirement of any governmental authority applicable at the time of such conversion, relating to the direct or indirect ownership, control or power to vote securities of the kind issued by the Corporation.



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                  (b) Conversion Procedure.

                           (i) Each conversion of shares of Nonvoting Common
Stock into Voting Common Stock pursuant to the foregoing paragraph 6(a) will be effected by the delivery to the principal office of the Corporation or any transfer agent for shares of the Nonvoting Common Stock, (i) the certificate or certificates representing the shares of Nonvoting Common Stock to be converted duly endorsed in blank or accompanied by proper instruments of transfer and
(ii) written notice to the Corporation stating (a) that the record holder elects to convert such share or shares, the number of shares to be converted and the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Common Stock issuable upon the conversion are to be issued and including instruc tions for the delivery thereof and (b) upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any applicable law or any regulation, rule or other governmental requirement. Such conversion will be deemed to have been effected as of the close of business on the date on which delivery is made to the Corporation or its transfer agent of such written notice and the certificate or certificates representing the shares of Nonvoting Common Stock to be converted, and as of such time each Person named in such written notice as the Person to whom a certificate representing shares of Voting Common Stock is to be issued, shall be deemed to be the holder of record of the number of shares of such Voting Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at the stated address of such record holder of shares of Voting Common Stock (x) a certificate or certificates representing the number of shares of Voting Common Stock issuable upon such conversion and (y) a certificate or certificates for any Voting Common Stock which was represented by a surrendered certificate but which was not converted, and shall cause such shares of such Nonvoting Common Stock to be registered in the name of the record holder.

                           (ii) Stock Legend. The Corporation shall include on
the certificate(s) representing the shares of Voting Common Stock subject thereto a legend referring to the restrictions on conversion imposed by paragraph (6) of this Article SIXTH.

                           (iii) Taxes and Costs. The issuance of certificates
for shares of Nonvoting Common Stock or Voting Common Stock, as the case may be,


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upon conversion of any Nonvoting Common Stock shall be made without charge to the holders of such shares for any issuance, stamp or other similar tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Nonvoting Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

                           (iv) Books. The Corporation will not close its books
against the transfer of any class of Voting Common Stock issued or issuable upon conversion of Nonvoting Common Stock in any manner which would interfere with the timely conversion of any Nonvoting Common Stock.

                  (7) Conversion of Class B Voting Common Stock.

                  (a) Voluntary Conversion. Each share of Class B Voting Com mon Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Voting Common Stock at any time.

                  (b) Voluntary Conversion Procedure. At the time of a voluntary conversion, the record holder of shares of Class B Voting Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Voting Common Stock (i) the certificate or certificates representing the shares of Class B Voting Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corpora tion stating that the record holder elects to convert such share or shares, stating the number of shares to be converted and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Voting Common Stock issuable upon the conversion are to be issued and includ ing instructions for the delivery thereof. Conversion shall be deemed to have been effected as of the close of business on the date on which delivery is made to the Corporation or its transfer agent of such written notice and the certificate or certifi cates representing the shares of Class B Voting Common Stock to be converted, and as of such time each Person named in such written notice as the Person to whom a certificate representing shares of Class A Voting Common Stock is to be issued, shall be deemed to be the holder of record of the number of shares of Class A Voting


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Common Stock to be evidenced by that certificate. Upon such delivery, the
Corporation or its transfer agent shall promptly issue and deliver at the stated address of such record holder of shares of Class A Voting Common Stock a certificate or certificates representing the number of shares of Class A Voting Common Stock to which such record holder is entitled by reason of such conversion and shall cause such shares of Class A Voting Common Stock to be registered in the name of the record holder.

                  (c) Automatic Conversion.

                           (i) In the event of any Transfer (as hereinafter
defined) of any share of Class B Voting Common Stock to any Person other than a Permitted Transferee (as hereinafter defined), such share of Class B Voting Common Stock shall automatically, without any further action, convert into one share of Class A Voting Common Stock.

                           (ii) Each share of Class B Voting Common Stock shall
automatically convert into one share of Class A Voting Common Stock (x) on the first date on which the number of shares of Class B Voting Common Stock then outstanding is less than 5% of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) or (y) if Brera Classic, LLC and its Permitted Transferees elects to convert all of the shares of Class B Voting Common Stock then held by them into shares of Class A Voting Common Stock, without any further action on the part of the Corporation or any other Person.

                           (iii) Notwithstanding anything to the contrary set
forth in this Article SIXTH, a holder of shares of Class B Voting Common Stock may pledge such holder's shares of Class B Voting Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Voting Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledge Stock") due to the pledgee or its nominee; PROVIDED, HOWEVER, that (x) such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph (7) of this Article SIXTH and (y) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock shall automatically convert into shares of Class A Voting Common Stock on a share for share basis unless all right, title and interest in such Pledge Stock shall be Transferred concurrently by the pledgee or the purchaser in such foreclosure to a Permitted Transferee.



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                           (iv) The foregoing automatic conversion events
described in this paragraph 7(c) shall be referred to hereinafter as "Events of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a committee thereof in accordance with paragraph 7(h) below.

                  (d) Automatic Conversion Procedure. Any conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the closing of business on the date on which the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Voting Common Stock which were so converted (the "Converted Class B Voting Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Voting Common Stock. Holders of Converted Class B Voting Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Voting Common Stock, together with a notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Voting Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Voting Common Stock a certificate or certificates representing the number of shares of Class A Voting Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Voting Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Voting Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Voting Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Article.

                  (e) Unconverted Shares; Notice Required. In the event of the conversion of less than all the shares of Class B Voting Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of paragraph 7(b), the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new


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certificate evidencing the number of shares of Class B Voting Common Stock not converted.

                  (f) Retired Shares. Shares of Class B Voting Common Stock that are converted into shares of Class A Voting Common Stock as provided herein shall be retired and canceled and shall have the status of authorized but unissued shares of Class B Voting Common Stock.

                  (g) Reservation. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Voting Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Voting Common Stock. All the shares of Class A Voting Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

                  (h) Determination of Voting Rights And Events of Automatic Conversion. The Board of Directors of the Corporation or a duly authorized committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Voting Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Voting Common Stock at any annual or special meeting of shareholders, or in connection with any written consent of shareholders, or as a condition to registration of transfer of shares of Class B Voting Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors of such committee for such proof, such shares shall be entitled to one (1) vote per share until such time as the Board of Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a committee thereof may exercise the authority granted by this paragraph 7(h) through duly authorized officers or agent.



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                  (i) Definitions. For purposes of this paragraph (7):

                  (1) Affiliate. The term "Affiliate" shall mean any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote more than fifty percent (50%) of the voting securities of another Person

                  (2) Ancestor. The term "Ancestor" with respect to any natural person shall mean and include the blood ancestors of such person. A natural person adopted pursuant to a Permitted Adoption shall have the same status and benefits, and all relationships to or through such person shall be determined in the same manner, as if such person were a child of the blood of such person's adoptive parent or parents rather than of such person's natural parents.

                  (3) Beneficial Owner. A Person shall be deemed the "Beneficial Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (i) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  (4) Beneficiary. The term "Beneficiary" with respect to any trust means any Person to whom a current distribution (whether mandatory or discretionary) of income or principal could be made.

                  (5) Descendant. The term "Descendant" with respect to any natural person shall mean and include the blood descendants of such person. A natural person adopted pursuant to a Permitted Adoption shall have the same status and benefits, and all relationships to or through such person shall be determined in the same manner, as if such person were a child of the blood of such person's adoptive parent or parents rather than of such person's natural parents.

                  (6) Initial Holder. The term "Initial Holder" shall mean (i) each Person in whose name one or more shares of Class B Voting Common Stock are registered at the Effective Time, (ii) each Initial Nonvoting Holder in whose name one or more shares of Class B Voting Common Stock become registered in the event


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of a conversion of Nonvoting Common Stock to Class B Voting Common Stock
pursuant to paragraph 6(b) of Article SIXTH hereof (the "Nonvoting Conversion Time"), (iii) each joint owner of a share of Class B Voting Common Stock at the Effective Time or at the Nonvoting Conversion Time, (iv) each minor who is the beneficiary at the Effective Time or at the Nonvoting Conversion Time of a Uniform Gifts to Minors Act account under which the custodian, in such capacity, is an Initial Holder, (v) the settlor of any trust which is an Initial Holder or any Beneficiary at the Effective Time or at the Nonvoting Conversion Time of any Irrevocable Trust which is an Initial Holder and (vi) each record holder of options or warrants to purchase Class B Voting Common Stock or Nonvoting Common Stock at the Effective Time in whose name one or more shares of Class B Voting Common Stock or Nonvoting Common Stock, as applicable, become registered upon exercise of such warrants or options (such options and warrants are referred to as "Initial Warrants and Options"). A Person will cease to be an Initial Holder once that Person no longer holds of record or beneficially any Class B Voting Common Stock or Initial Warrants and Options. For purposes of the definition of "Initial Holder", if any shares of Class B Voting Common Stock are registered in the name of a Nominee at the Effective Time or at the Nonvoting Conversion Time, such shares shall be deemed to be registered in the name of the Person for whom such Nominee is acting.

                  (7) Irrevocable Trust. A trust shall be deemed to be an "Irrevocable Trust" if such trust is not, and can not be amended or revised to become, revocable at any time after the Initial Date by the Person or Persons who established such trust.

                  (8) Nominee. The term "Nominee" shall mean a partnership or other entity that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

                  (9) Permitted Adoption. A "Permitted Adoption" of a natural person shall have occurred solely if a decree or order of adoption shall have been made by a duly constituted court or other authority authorized by law to effect adoptions prior to such person attaining the age of twenty-one (21) years.

                  (10) Permitted Charitable Foundation. A charitable foundation shall be deemed to be a "Permitted Charitable Foundation" if (but only if) such charitable foundation (i) is a charitable organization qualifying for tax-exempt status for Federal income tax purposes under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) is classified as a "private foundation" under Section 509 of the Code and (iii) has a majority of (x) its members (if any) and Board of Directors or board of trustees or (y) its trustees, one or more of the Persons described in clause
(i), (ii), or (iii) of the definition of "Permitted Transferee" if the charitable organization is a not-for-profit organization or charitable trust, as the case may be.


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




                  (11) Permitted Estate. The term "Permitted Estate" shall mean the estate of any Initial Holder or of any Person described in clause (ii) of the definition of "Permitted Transferee", provided that a majority of the executors, administrators or personal representatives of such estate are (i) one or more of the Persons described in clause (i), (ii) or (iii) of the definition of "Permitted Transferee", (ii) one or more licensed attorneys who acted as the personal attorney or attorneys of such Initial Holder or other Person or (iii) a commercial bank or trust company regularly engaged in the business of acting as an executor or administrator and having net capital in excess of U.S. $10 million.

                  (12) Permitted Transferee. The term "Permitted Transferee" shall mean:

                           (i) any Initial Holder;

                           (ii) the spouse of an Initial Holder referred to in
the foregoing clause (i), any Descendant or Ancestor of such an Initial Holder and the spouse of any Descendant of such an Initial Holder;

                           (iii) a Permitted Trust;

                           (iv) a Permitted Charitable Foundation; or

                           (v) an Affiliate of an Initial Holder.

                  (13) Permitted Trust. A trust (including a voting trust) shall be deemed to be a "Permitted Trust" if (but only if) such trust (i) has as a majority of its trustees Permitted Trustees (provided that such condition shall continue to be satisfied for thirty days following the death, resignation, removal or incapacity of a Permitted Trustee that would otherwise result in the failure to satisfy this condition) and (ii) either (x) has no Beneficiary other than a Permitted Transferee, (y) is a charitable remainder annuity or unitrust meeting the requirements of Section 664 of the Code and under which no annuity or unitrust payment will be payable to a Person other than a Permitted Transferee or (z) is a charitable lead annuity or unitrust under which the annuity or unitrust payments qualify for a charitable deduction under Section 2522(c) of the Code and under which no portion of the remainder interest after the charitable lead term will be payable to (or held for the benefit of) any Person other than a Permitted Transferee.

                  (14) Permitted Trustee. The term "Permitted Trustee" with respect to any trust shall mean (i) a Permitted Transferee, (ii) a licensed attorney acting as the personal attorney for a natural person who is a Permitted Transferee and is also the settlor of such trust and (or in the case of the death of the settlor, was acting as the personal attorney for such settlor at the time of his death) and (iii) a commercial bank or trust company regularly engaged in the business of acting as a trustee and having net capital in excess of U.S. $10 million.

                  (15) Person. The term "Person" means any natural person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

                  (16) Transfer. The term "Transfer" shall mean any sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share or option or warrant to purchase any share, whether by operation of law or otherwise; PROVIDED, HOWEVER, that (i) a pledge of any share made in accordance with the provisions of paragraph 7(c)(iii) of this Article SIXTH,
(ii) a grant of a proxy with respect to any share to a Person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation, and (iii) any conversion by an Initial Nonvoting Holder of Nonvoting Common Stock to Class B Voting Common Stock pursuant to paragraph 6(b) of Article SIXTH, shall not be considered a "Transfer"; and provided further that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting. The exercise of an option or warrant to purchase Nonvoting Common Stock or Class B Voting Common Stock by any Person other than an Initial Holder or Permitted Transferee will be deemed to be a "Transfer" for purposes of paragraph 7(c)(i), in which case Class A Voting Common Stock shall be issuable upon exercise of such options and the Nonvoting Common Stock issued upon exercise of such warrants will not be convertible into Class B Voting Common Stock.

                  (j) Stock Legend. The Corporation shall include on the certificates representing the shares of Class B Voting Common Stock subject thereto a legend referring to the restrictions on transfer and registration of transfer imposed by this paragraph 7(c) of this Article SIXTH.

                  (k) Taxes and Costs. The issuance of a certificate for shares of Class A Voting Common Stock upon conversion of shares of Class B Voting Common Stock shall be made without charge to the holders of such shares for any issuance, stamp or other similar tax in respect of such conversion and issuance or other cost incurred by the Corporation in connection with such conversion and issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Voting Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

                  (l) Books. The Corporation will not close its books against the transfer of any Class A Voting Common Stock issued or issuable upon conversion of Class B Voting Common Stock in any manner which would interfere with the timely conversion of any Class B Voting Common Stock.

         SEVENTH: Directors. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  i. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

                  ii. The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be less than five or more than fifteen. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                  iii. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall expire on the date of the 2000 annual meeting; the term of the initial Class II directors shall expire on the date of the 2001 annual meeting; and the term of the initial Class III directors shall expire on the date of the 2002 annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  iv. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  v. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy of the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any directors of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any directors elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or otherwise, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

                  vi. The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum shall be required in order for the Board of Directors to act.

                  vii. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and shall do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  viii. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereinafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         EIGHTH: Indemnification. The Corporation shall indemnify its directors and may indemnify its officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives;

         PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors of the Corporation, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

         The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise.

         Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         NINTH: Action by Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

         TENTH: Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         ELEVENTH: Special Meetings of Stockholders. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either the Chairman of the Board of Directors, if there be one, or a majority of the Board of Directors and may not be called by any other person. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

         TWELFTH: Amendment of By-Laws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors.

         THIRTEENTH: Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles SEVENTH, EIGHTH, NINTH, ELEVENTH and TWELFTH of this Amended and Restated Certificate of Incorporation or this Article THIRTEENTH.

                                     * * *



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


         IN WITNESS WHEREOF, I, the undersigned, being the Chief Executive Officer of the Corporation and authorized to execute this Amended and Restated Certificate of Incorporation, do hereby declare and certify that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set by my hand this ___ day of October, 1999

                                            CLASSIC COMMUNICATIONS, INC.



                                            By:
                                               ------------------------------
                                            J. Merritt Belisle
                                            Chief Executive Officer



Attest:



-------------------------------
Bryan Noteboom, Secretary


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